UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2008

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 4, 2008, Force Protection Inc. (the “Company”) entered into Severance Agreements with certain of its officers, as follows: Damon Walsh, Executive Vice President - Customer Operations; Mark Edwards, Executive Vice President - Development; Daniel Busher, Executive Vice President - Manufacturing Operations; Shelia Boyd, Vice President - Human Resources; and Denise Speaks, General Counsel (each, an “Officer”).

Each Severance Agreement provides that in the event the Officer’s employment is terminated for reasons other than for cause by the Company or without good reason by the Officer, then the Officer shall be entitled to receive a lump-sum cash amount equal to the Officer’s base salary accrued through the date of termination; any accrued vacation; any unpaid bonus accrued; a lump-sum cash payment equal to the sum of the Officer’s pro-rata portion of the annual bonus the Officer’s would have received upon achievement of certain performance goals; a lump-sum cash payment equal to the Officer’s base salary and the greatest of the Officer’s target bonus for the fiscal year and the average of the actual bonus earned by the Officer within the two preceding years; the ability to elect the payment of the Officer’s COBRA premiums by the Company for a period of twelve months; and the acceleration of vesting or lapse of forfeiture for an additional twelve months with respect to any outstanding equity awards then held by the Officer and such awards shall become immediately payable.

In the event that the Officer’s employment is terminated other than for cause or for good reason in connection with a change in control, then the Officer shall be entitled to receive a lump-sum cash amount equal to the Officer’s base salary accrued through the date of termination; any accrued vacation;  the pro-rata portion of the Officer’s bonus; a lump-sum cash payment amount equal to one and a half times the sum of the Officer’s highest base salary and the greatest of the Officer’s target bonus, the target bonus for the year in which the termination occurred or the average of the actual bonuses earned in the two preceding fiscal years in which a change of control occurs; the acceleration of vesting of lapse or forfeiture with respect to any outstanding equity awards then held by the Officer and such awards shall become immediately payable; and the ability to elect the payment of his COBRA premiums by the Company for a period of eighteen months.

In the event that the Officer’s employment is terminated for cause, without good reason or for any reason during the thirty (30) following the six (6) month anniversary of a change of a control, than the Officer shall be entitled to receive a lump-sum cash amount equal to the Officer’s base salary accrued through the date of termination; any accrued vacation; and any unpaid bonus accrued.

Each Officer agreed to non-compete and non-solicit provisions during the term of his or her employment and for a twelve month period after the termination of his or her employment.  Each Officer also agreed to keep all confidential information received during the course of his or her employment confidential.

A copy of the Severance Agreements are attached as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Damon Walsh

10.2	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Mark Edwards

10.3	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Daniel Busher

10.4	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Shelia Boyd

10.5	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Denise Speaks

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: April 8, 2008

/s/ Michael Moody
(Signature)
Name: Michael Moody
Title: President and Chief Executive Officer

EXHIBIT LIST

Exhibit	Description

10.1	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Damon Walsh

10.2	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Mark Edwards

10.3	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Daniel Busher

10.4	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Shelia Boyd

10.5	Severance Agreement dated as of April 4, 2008 between Force Protection, Inc. and Denise Speaks